Shareholder Meeting Results
A Special Meeting of Shareholders of Federated Government Income Securities, Inc. was held on November 30, 1999. On September 21, 1999, the record date for shareholders voting at the meeting, there were 156,747,965 total outstandingshares. The following items were considered by shareholders and the results of their voting were as follows:
AGENDA ITEM 1
Election of Directors:1


				For				Withheld
								Authority
								To Vote
Nicholas P. Constantakis	84,690,135			2,358,098
John F. Cunningham		84,733,409			2,314,824
J. Christopher Donahue		84,658,163			2,390,070
Charles F. Mansfield, Jr.	84,717,210			2,331,023
John S. Walsh			84,650,067			2,398,166

1 The following Directors continued their terms as Directors: John F. Donahue, Thomas G. Bigley, John T. Conroy, Jr., Lawrence D. Ellis, M.D, Peter E. Madden, John E. Murray, Jr., and Marjorie P. Smuts.
AGENDA ITEM 2
To make changes to the fund's fundamental investment policies:
(a) To amend the fund's fundamental investment policy regarding borrowing money and issuing senior securities.
			For		Against		Abstentions
							and Broker
							Non-Votes
			60,979,747	4,314,208	21,754,278

(b) To amend the fund's fundamental investment policy regarding investments in real estate.

			For		Against		Abstentions
							and Broker
							Non-Votes
			61,189,710	4,279,860	21,578,663
(c) To amend the fund's fundamental investment policy regarding investments in commodities.

			For		Against		Abstentions
							and Broker
							Non-Votes
			59,931,385	5,316,094	21,800,754

(d) To amend the fund's fundamental investment policy regarding underwriting securities.

			For		Against		Abstentions
							and Broker
							Non-Votes
			61,434,782	3,968,835	21,644,616
(e) To amend the fund's fundamental investment policy regarding lending assets.

			For		Against		Abstentions
							and Broker
							Non-Votes
			60,560,591	4,711,464	21,776,178

(f) To amend, and to make non-fundamental, the fund's fundamental investment policy regarding buying securities on margin.

			For		Against		Abstentions
							and Broker
							Non-Votes
			59,432,455	5,808,393	21,807,385
(g) To amend, and to make non-fundamental, the fund's fundamental investment policy regarding pledging assets.

			For		Against		Abstentions
							and Broker
							Non-Votes
			59,671,220	5,400,248	21,976,765

(h) To amend, and to make non-fundamental, the fund's fundamental investment policy regarding investing in restricted securities.
			For		Against		Abstentions
							and Broker
							Non-Votes
			60,010,985	5,109,240	21,928,008
AGENDA ITEM 3
To eliminate the fund's fundamental investment policy regarding selling securities short.

			For		Against		Abstentions
							and Broker
							Non-Votes
			59,643,501	5,604,361	21,800,371